UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 3, 2003

OPTIMUMCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-17401	33-0218003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

30011 Ivy Glenn Drive, Suite 219 Laguna Niguel, California (Address of Principal Executive Offices)	92677 (Zip Code)

(949) 495-1100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 10.152
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure

     On September 3, 2003, OptimumCare Corporation completed the acquisition of all of the issued and outstanding capital stock of Heartline, Inc., a healthcare staffing company located in Southern California. The total purchase price consisted of $215,000 in cash, shares of OptimumCare common stock having a market value of approximately $10,000 as of the closing date and a promissory note in the principal amount of $145,000. The principal amount of the promissory note is subject to an upward or downward adjustment based on the dollar amount of sales collected during the one year period following the closing. A copy of the Stock Purchase Agreement is included in this report as an exhibit.

     OptimumCare has entered three-month employment agreements with the two principals of the Heartline, Inc., and has obtained confidentiality and non-competition agreements.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

Exhibit 10.152	Stock Purchase Agreement, dated September 3, 2003 among OptimumCare Corporation, Gregg N. Willard and Jeanne M. Willard.

Exhibit 99.1	Press Release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMCARE CORPORATION

	By:	/s/ Edward A. Johnson

Edward A. Johnson Chief Executive Officer

Dated: September 9, 2003

Exhibit Index

Exhibit 10.152	Stock Purchase Agreement, dated September 3, 2003 among OptimumCare Corporation, Gregg N. Willard and Jeanne M. Willard.

Exhibit 99.1	Press Release.